Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2021, relating to the financial statements of AiHuiShou International Co. Ltd., appearing in the Registration Statement (No. 333- 256615) on Form F-1 of AiHuiShou International Co. Ltd.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

August 31, 2021